As of July 11, 1995





Salant Corporation
1114 Avenue of the Americas
New York, New York 10036

Attention:     Mr. Richard P. Randall
          Chief Financial Officer

          Re:  Seasonal Overadvance Subfacility Loans

Gentlemen:

          Reference is made to the Revolving Credit, Factoring and Security Agreement, dated as of September 20, 1993, as amended by letter agreement Re: Amendment to Credit Agreement with Respect to the Mississippi Property, dated June 14, 1994, and by letter agreement Re: Amendment to Credit Agreement with Respect to Additional Guarantors, dated August 24, 1994, and by the Third Amendment to Credit Agreement, dated as of February 28, 1995, and by the Fourth Amendment to Credit Agreement, dated as of March 1, 1995 and by the Fifth Amendment to Credit Agreement, dated as of June 28, 1995 (as so amended, the "Credit Agreement"), between The CIT Group/Commercial Services, Inc. ("Lender") and Salant Corporation ("Borrower"). Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement, unless otherwise defined herein.

          Borrower has requested that (i) Lender permit the Inventory Overadvance to remain outstanding and make additional Revolving Loans with respect to Inventory in excess of the Inventory Sublimit through and including July 31, 1995 and (ii) Lender make Revolving Loans to Borrower pursuant to the Seasonal Overadvance Subfacility through and including August 31, 1995, all of which Lender is willing to do, on and subject to the terms and conditions contained below in this Letter re: Seasonal Overadvance Subfacility Loans (the "Seasonal Overadvance Agreement") and in
Section 3.1(e) of the Credit Agreement:

          1. From and after the date hereof through and including July 31, 1995, Lender agrees to permit the Inventory Overadvance to remain outstanding, provided, however, that (a) Borrower agrees to exercise good faith efforts in eliminating as soon as possible the Inventory Overadvance in existence as of the date hereof, and (b) any unpaid balance of the Inventory Overadvance shall be due and payable in full to Lender, without notice or demand, on July 31, 1995.

          2. From and after the date hereof, through and including August 31, 1995, Lender may make Revolving Loans and Letter of Credit Accommodations to Borrower, from time to time, pursuant to the Seasonal Overadvance Subfacility, on and subject to the terms and conditions contained in Section 3.1(e) of the Credit Agreement.

          3. In consideration of the Lender's agreements set forth herein, Borrower agrees to pay to Lender:

               (a) contemporaneously with the execution hereof, a non-refundable fee in the amount of $126,000 (the "Overadvance
Fee"), which Overadvance Fee is fully earned as of the date hereof;
and

               (b) a factoring commission surcharge of one (1%) percent in excess of the factoring commission otherwise due and payable to Lender on the Factored Accounts pursuant to Section 3.6(h) of the Credit Agreement, which one (1%) percent factoring commission surcharge shall be paid commencing as of the date hereof and continue until such time as such surcharge is equal to an aggregate amount of $224,000.

          The Overadvance Fee and the factoring surcharges may, at Lender's option, be charged directly to any account(s) of Borrower maintained with Lender.

          4. This Seasonal Overadvance Agreement shall not be effective until Lender has received (a) a counterpart of this Seasonal Overadvance Agreement executed by Borrower and (b) a duly executed Consent of Guarantors substantially in the form of Exhibit A hereto.

          5. This Seasonal Overadvance Agreement sets forth the entire agreement of Lender and Borrower with respect to the subject matter hereof and supersedes all prior discussions, negotiations and agreements, whether written or oral, all of which are hereby merged herein. Except as amended hereby, no other amendments, modifications or supplements to any of the terms and provisions of the Credit Agreement are intended or implied, and in all other respects the Credit Agreement remains in full force and effect in accordance with its existing terms and provisions.

          6. This Seasonal Overadvance Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Seasonal Overadvance Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the date and year first above written.

                         THE CIT GROUP/COMMERCIAL SERVICES, INC.


                         By:

                         Name:

                         Title:



                         SALANT CORPORATION


                         By:

                         Name:

                         Title:

                                 EXHIBIT A




                           CONSENT OF GUARANTORS


          Each of the undersigned, CLANTEXPORT, INC., DENTON MILLS, INC, FROST BROS. ENTERPRISES, INC., SLT SOURCING, INC. and VERA LICENSING, INC., each a Guarantor under its respective Guarantee, each dated as of September 20, 1993, and SALANT CANADA INC. and J.J. FARMER CLOTHING INC., each a Guarantor under its respective Guaranty (Unlimited Liability), each dated as of September 28, 1994 (individually, in the case of each of the foregoing Guarantors, its "Guarantee"), made in favor of The CIT Group/Commercial Services, Inc. ("Lender") pursuant to the Credit Agreement as defined in the Letter re: Seasonal Overadvance Subfacility Loans, dated as of July 11, 1995 between Lender and Borrower (the "Seasonal Overadvance Agreement") to which this Consent is attached, hereby consents to the Seasonal Overadvance Agreement, and hereby confirms and agrees that its Guarantee is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on or after the effective date of the Seasonal Overadvance Agreement, each reference in its Guarantee to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Seasonal Overadvance Agreement.

          IN WITNESS WHEREOF, each of the undersigned has caused
this Consent of Guarantors to be duly executed and delivered by its
authorized officer as of the     day of July, 1995.


CLANTEXPORT, INC.             FROST BROS. ENTERPRISES, INC.


By:                           By:

Title:                             Title:



DENTON MILLS, INC.            SLT SOURCING, INC.


By:                           By:

Title:                             Title:


VERA LICENSING, INC.               SALANT CANADA INC.


By:                           By:

Title:                             Title:


J.J. FARMER CLOTHING INC.


By:

Title: